UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report: August 28, 2009 (August 24, 2009)

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Results Way

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 24, 2009, DURECT Corporation (the “Company”) and King Pharmaceuticals, Inc. (“King”) entered into a manufacturing and supply agreement (the “Agreement”) whereby the Company will exclusively supply King with two excipient ingredients used in the commercial manufacture of REMOXY®. REMOXY, an investigational drug using DURECT’s ORADUR® technology, is a long acting oral formulation of oxycodone with a proposed indication for the treatment of moderate to severe chronic pain. REMOXY was developed under a development and license agreement (the “DLA”) between the Company and Pain Therapeutics, Inc. (“PTI”). Through a development and license agreement between PTI and King (the “King/PTI Agreement”), King holds the commercialization rights to REMOXY in the U.S. and other countries of the world other than New Zealand and Australia (the “Territory”).

Under the Agreement, the Company will exclusively supply King with its requirements in the Territory for two excipient ingredients used in the commercial manufacture of REMOXY and, upon notice from King from time to time, other products licensed by King under the King/PTI Agreement.

King’s purchase price to the Company for the excipient ingredients will be based on the Company’s cost to manufacture such ingredients plus a specified percentage mark-up. The term of the Agreement commenced on August 5, 2009 and will continue in effect until the earlier of the expiration of all licenses granted under the DLA or the termination or expiration of the King/PTI Agreement, unless the Agreement is terminated earlier in accordance with its terms. The Agreement provides each party with specified termination rights, which include, but are not limited to, the right of King to terminate the Agreement in the event that governmental action requires the withdrawal of REMOXY from all countries in the Territory or results in the withdrawal of required manufacturing approvals, or upon a change of control of the Company, in which case termination will be effective one year after notice by King. The Company may terminate the Agreement if the Company is unable to procure suitable and sufficient quantities of certain raw materials required to produce the excipient ingredients. Each party may terminate the Agreement upon material breach of the Agreement by, or the bankruptcy or insolvency of, the other party, in each case subject to a cure period.

The Agreement further specifies the rights and obligations of the Company and King with respect to plant allocation, adding additional production capacity and sourcing of raw materials, as well as other terms and conditions customary for this type of agreement, including those regarding forecasting, purchasing, invoicing, representations, warranties and indemnities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: August 28, 2009	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer